Exhibit 10.1

Share Exchange and Acquisition Agreement with Western Xinjiang

Tiansheng Agricultural Development Co., Ltd.

December 06, 2017, in Beijing

Party A: Xinjiang Shineco Taihe Agriculture Technology Ltd. (“Party A”)

Effective controller: Zhang Yuying

Address:	Room 1606, Building B, Rencai Mansion, Korla Economic and Technological Development Zone, Bazhou, Xinjiang

Party B: Chen Lei

ID Number:

Address:	Room 2201, Building B, Bazhou Mansion, Sayibage Road, Korla, Xinjiang

1. Xinjiang Shineco Taihe Agriculture Technology Ltd. (“Xinjiang Taihe”) incorporated on September 30th, 2017, and the registered capital is 10 million RMB. The scope of business is: agricultural scientific research and experiment; agricultural extension; primary processing of agricultural products; production and sales of Apocynum and its products; Apocynum breeding, planting and purchasing; wholesale, retail and maintenance of agricultural machinery; green management; import and export of general goods and technology. The joint venture’s proportion is listed in the following table B.

Table B

No.	Name of Shareholder	Registered Capital (RMB)	Proportion of Shares
1	Beijing Tenetjove Technological Development Co., Ltd.	10 million	100%
Total		10 million	100%

Zhang Yuying is the corporate juridical person and the effective controller.

2. Western Xinjiang Tiansheng Agricultural Development Co., Ltd. (“Xinjiang Tiansheng”) incorporated on March 25th, 2011, and the registered capital is 20 million RMB. The scope of business is: agricultural technology development; agricultural planting; wholesale and installation of drip irrigation equipment; construction of soil and water conservation project; construction of water conservancy project; planting and wholesale of flowers, foods (white granulated sugar is excluded), fresh fruit; processing of agricultural equipments. The joint venture’s proportion is listed in the following table A.

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Table A

No.	Name of Shareholder	Registered Capital (RMB)	Proportion of Shares
1	Chen Lei	20 million	100%
Total		20 million	100%

Chen Lei is the corporate juridical person and the effective controller.

3. Both Party A and Party B agree to engage in share exchange and acquisition agreement. With Party A’s outstanding project related to Apocynum and Party B’s expertise addressing very large business opportunities, both parties intend to promote the development of Xinjiang Taihe, and spare no effort to make it a public company in the future.

Pursuant to these, based on the principle of equality and mutual benefit, both parties have reached into the agreement with specific terms listed as follows.

First Part Preconditions for the Cooperation

1. About the debt: both parties should clear up the debts (including but not limited to external share mortgage, property mortgage, commercial guarantee, etc.), and make sure that any potential debt dispute has been eliminated.

2. Acquisitions consideration:

(1) After the completion of the matters listed in terms 1(1) and 1(2) herein, both parties agree that Party A will receive equity ownership in Xinjiang Tiansheng in exchange for a combination of equity ownership in Xinjiang Taihe and cash payments

(2) Asset evaluation of Xinjiang Tiansheng

j Nursery greenhouses (200 mu): amount of capital invested: 5,970,000 RMB

k Cultivating seedling base (15000 mu): amount of capital invested: 27,670,000 RMB

Land with right to use (2611 mu): 13055000 RMB

Total: 46695000 RMB. (All the assets mentioned above should be attached with original certificate, with which audit can be conducted.)

(3) Party A agrees to pay a total of 23814450 RMB (46695000 RMB*51%=23814450 RMB) to Party B, and to receive 51% equity ownership in Xinjiang Tiansheng conditionally. The method and amount of payment are listed as follows:

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The first installment: Within 20 business days after the signing of this agreement, Party A shall pay 10814450 RMB to Party B after its Financial Due Diligence Investigation. Party A shall transfer 14% equity ownership in Xinjiang Taihe (the actual investment in Xinjiang Taihe is 50 million RMB, and 50 million RMB*14%=7 million RMB) and 3814450 RMB to Party B, and the total amount will be 10814450 RMB. After the first-time transaction, Xinjiang Taihe and Xinjiang Tiansheng shall sign an agreement on nursing and cultivating seedling; Xinjiang Tiansheng shall commence nursing and cultivating seedling as well as refinancing. Registration changing in administrative department shall be conducted by all of the related parties.

The second installment: Party A shall pay 3 million RMB to Party B within 50 business days after the completion of registration changing procedures.

The third installment: Pursuant to the agreement, Party A shall pay the rest amount to Party B. (After the Financial Due Diligence Investigation, the exact amount shall be confirmed by both parties.) When the financing capital invested by Xinjiang Tiansheng through loans or other methods is more than 10 million RMB, Party A shall pay the rest amount to Party B in cash. The time for payment is not included in the extension period of the agreement.

(4) The tax on equity trading shall be paid by each party respectively.

(5) After the share exchange, related details are listed as follows in Table C and D.

Table D

No.	Name of Shareholder	Proportion of Shares
1	Beijing Tenetjove Technological Development Co., Ltd.	86%
2	Chen Lei	14%
Total		100%

Zhang Yuying is the effective controller.

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Table C

No.	Name of Shareholder	Proportion of Shares
1	Xinjiang Shineco Taihe Agriculture Technology Ltd.	51%
2	Chen Lei	49%
Total		100%

Zhang Yuying is the effective controller.

Second Part Obligations

1. After the joint venture, Xinjiang Tiansheng is mainly responsible for nursing, cultivating seedling, upgrading nursery greenhouse and land, by which seedling resources for Xinjiang Taihe will be adequate.

2. After the joint venture, Xinjiang Tiansheng shall be responsible for financing through its own channels. All the financing capital should be invested to this project of the company, with which company’s cultivating seedling ability can be improved and the scale of assets can be enlarged.

3. After the joint venture, Xinjiang Tiansheng shall take advantage of its geographical conditions to develop a distinctive town with Apocynum industry as its core industry. And Xinjiang Tiansheng shall be responsible for construction and operation of the town.

Third Part Special Clauses

1. The shares and cash (including 14% equity ownership in Xinjiang Taihe and 16814450 RMB) paid by Party A will be owned by Chen Lei personally. After the joint venture, Xinjiang Tiansheng will operate independently with a separate financial accounting system.

2. During the transaction, both parties shall be cooperative in registration changing procedures.

3. Due to the development consideration, when it is necessary for Xinjiang Taihe to adjust the shares’ allotment to get prepared for IPO, Party B shall fully support Party A to make the adjustment.

Fourth Part Statement, Commitment and Guarantee

Both parties shall make the commitment that they are with complete civil capacity and have the right to sign this Agreement. Both parties shall guarantee the authenticity and integrity of the materials or documents submitted hereto.

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Fifth Part Term of Agreement

This Agreement shall come into force upon the signing and seal of both parties. Term of validity is five years. There will be 1-year automatic extensions for each-time expiration. Any termination shall be the result of negotiations between the two parties, and a non-extension agreement shall be signed to terminate this agreement.

Sixth Part Confidentiality

The information and documents provided by both parties, and the information contained in this agreement may be confidential or privileged. Both parties shall be responsible for the confidentiality. Without the permission from the relevant parties, no information shall be disclosed to the third party. No terms herein will be applicable to other fields.

Seventh Part Dispute Resolution

All disputes arising within this Agreement shall be settled amicably through negotiation. If any negotiation fails, either party has the right to litigate the case in the Court. Except for issues related to the dispute in litigation, all parties shall carry out other obligations listed in this agreement continually, and enjoy the right under this agreement.

Eighth Part Others

There are three copies for this agreement. Party A, Party B and Xinjiang Tiansheng, each holds one copy respectively. Unsettled issues can be added to this agreement, and amendments in written form are allowed. From the date of the signing of this agreement, both parties shall promote the project actively and effectively in the spirit of pragmatism and principle of honest.

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SIGNATURE PAGE

Party A (Seal): Xinjiang Shineco Taihe Agriculture Technology Ltd.

Legal Representative (Signature):

Date: 2017.12.6

Party B (Signature):

Date: 2017.12.6

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